UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Skyline Corporation

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SKYLINE CORPORATION

2520 By-Pass Road

P.O. Box 743

Elkhart, Indiana 46515

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 23, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Skyline Corporation (“Skyline”) will be held at the Garden Ballroom, Hilton Garden Inn, 3401 Plaza Court, Elkhart, Indiana 46514, on Monday, September 23, 2013, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect a Board of Directors for the ensuing year, or until their successors are elected and qualify.

2. To cast an advisory vote on the ratification of the appointment of Crowe Horwath LLP as Skyline’s independent auditor for fiscal year 2014.

3. To cast an advisory vote on executive compensation for fiscal year 2013.

4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

The Board of Directors of Skyline recommends that you vote FOR the Board’s nominees for Directors, FOR the approval of the selection of Crowe Horwath LLP as the independent auditor for fiscal year 2014, and FOR the approval of the compensation paid to the Named Executives for fiscal year 2013.

Your vote is important. Please note that in the absence of your specific instructions as to how to vote, brokers may only vote on the ratification of the appointment of the independent auditor, but no other proposals described in this Proxy Statement. In order for your vote to be counted, please make sure that you submit your vote to your broker.

The Board of Directors has fixed the close of business on July 26, 2013, as the record date for the determination of shareholders entitled to notice of, and to vote at, said meeting.

By Order of the Board of Directors

Martin R. Fransted

Corporate Controller and Secretary

August 13, 2013

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SKYLINE CORPORATION

2520 By-Pass Road, P.O. Box 743

Elkhart, Indiana 46515

August 13, 2013

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Skyline Corporation (“Skyline”) for use at the Annual Meeting of Shareholders to be held September 23, 2013 (the “Annual Meeting”). The shares represented by properly executed proxies received prior to the meeting will be voted. If the shareholder directs in the proxy how the shares are to be voted, they will be voted accordingly. When no direction has been given by the shareholder, it is the intention of the proxies named in the proxy to vote the same in accordance with their best judgment. Any proxy given may be revoked by the shareholder at any time prior to the voting of the proxy by (i) submitting written notice of the revocation to the Corporate Secretary prior to the Annual Meeting; (ii) submitting a later-dated and properly-executed proxy; or (iii) attending the Annual Meeting in person. The approximate date on which this proxy statement and the form of proxy are first sent or given to shareholders is August 13, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on September 23, 2013.

Skyline’s Annual Report to Shareholders, Proxy Statement, and Proxy are available on the Internet at www.skylinecorp.com.

Please contact Skyline’s Secretary Martin R. Fransted at (574) 294-6521 ext. 226 if you need to obtain directions on how to attend the Annual Meeting and vote in person.

Your vote is important. Please note that if you hold your shares through a broker, brokers may not vote your shares on the election of Directors in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

VOTING SECURITIES

Only shareholders of record as of the close of business on July 26, 2013, or their proxies are entitled to vote at the Annual Meeting. As of that date, Skyline had outstanding 8,391,244 shares of Common Stock having one vote per share.

Each shareholder is entitled to one vote for each share of Common Stock held by the shareholder. A quorum for purposes of the Annual Meeting shall exist if a majority of the Common Stock of Skyline is represented in person or proxy at the Annual Meeting. All votes cast at the Annual Meeting will be tabulated by Computershare Trust Company, N.A.

Directors will be elected by a majority vote which means that a nominee is elected if a majority of the Common Stock represented at the Annual Meeting votes for the appointment of the Nominee to the Board of Directors.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1.

ELECTION OF DIRECTORS

Under Skyline’s By-Laws, a maximum of eight (8) Directors are permitted to serve on the Board of Directors. Directors are elected on an annual basis at Skyline’s Annual Meeting of Shareholders, and each Director holds office for a one-year term. The nominees for Directors for fiscal year 2014 are: Arthur J. Decio, John C. Firth, Jerry Hammes, William H. Lawson, David T. Link, Andrew J. McKenna, Bruce G. Page, and Samuel S. Thompson.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the eight Director nominees. In the event that one or more of the nominees shall unexpectedly become unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors or the Board may be reduced accordingly. All of the nominees for whom the proxies intend to vote have agreed to serve as Directors if elected.

Information on the Director nominees can be found beginning on page 4 of this Proxy Statement.

The Board of Directors recommends that shareholders vote FOR all eight Director nominees.

PROPOSAL NO. 2.

ADVISORY VOTE TO RATIFY THE APPROVAL OF THE APPOINTMENT OF CROWE HORWATH LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2014

The Audit Committee is responsible for the appointment of the independent auditor engaged by Skyline. The Board and Audit Committee have appointed Crowe Horwath LLP as independent auditor for fiscal year 2014. The Board of Directors is asking shareholders to ratify this appointment. Crowe Horwath LLP audited Skyline’s financial statements for fiscal year 2013. A representative of that firm will be present at the Annual Shareholders’ Meeting and will have an opportunity to make a statement and answer questions. Shareholders may vote for or against the ratification of Crowe Horwath LLP as Skyline’s independent auditor for fiscal year 2014, or the shareholder may abstain from voting.

The Board of Directors recommends that shareholders vote FOR ratifying the appointment of Crowe Horwath LLP, an independent registered public accounting firm, to serve as Skyline’s independent auditor for fiscal year 2014.

PROPOSAL NO. 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is asking the shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our Named Executive Officers, as described in the “Executive Compensation” section of this Proxy Statement beginning on page 14. Skyline is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. Non-binding votes on executive compensation have occurred at each of Skyline’s Annual Meetings since 2011, and it is anticipated that such non-binding votes will continue to occur on an annual basis.

Skyline’s Compensation Committee oversees the compensation program and compensation awarded. In addition, it adopts changes to the program and awards compensation as appropriate to reflect Skyline’s circumstances and to promote the main objectives of the program. These objectives include: to compete for and retain managerial talent, to reward profitable growth and increase shareholder returns and to effectively tie pay to performance. The Board is asking the shareholders to indicate their support for the Named Executive Officers’ compensation for fiscal year 2013. The Board believes the executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with the shareholders’ interests to support long-term value creation.

Shareholders may vote for or against the following resolution, or abstain from voting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers. The proposed resolution is:

Resolved, that the shareholders approve the compensation awarded to Skyline’s Named Executive Officers for fiscal year 2013, as disclosed in the Executive Compensation discussion included in this Proxy Statement.

While this vote is advisory and not binding on Skyline, the Board and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

The Board of Directors recommends that shareholders vote FOR the approval of the foregoing resolution on Named Executive Officer compensation.

Director Qualifications and Biographical Information

The Directors have the qualifications, skills and experience that are consistent with Skyline’s policy for selection of Directors and as a group, they function collegially, constructively and effectively together in overseeing Skyline’s business. In various fields and positions, all of Skyline’s Directors have demonstrated their leadership, intellectual and analytical skills, gained deep experience in core management skills, such as strategy and business development, finance, risk assessment, and leadership development and succession planning, and have gained significant experience in corporate governance and oversight. Biographical information for Skyline’s Directors is set forth below, including the specific qualifications, skills and experiences considered by the Governance and Nominating Committee in recommending the slate of nominees:

Arthur J. Decio, age 82, has served as a Director of Skyline since 1959. Mr. Decio is a founder of Skyline and he has been involved in the leadership of Skyline since its inception. He served Skyline in a consulting capacity from September of 2001 until September of 2007.

John C. Firth, age 55, has served as a Director of Skyline since 2006. Mr. Firth has since 2005 been President of Quality Dining, Inc., a restaurant holding company with more than 220 restaurants in seven states. Mr. Firth was Executive Vice President, Principal Financial Officer and General Counsel to Quality Dining, Inc. from 2002 to 2005 which, during such time, was a publicly-traded company. He brings his legal and financial experience to his Board participation.

Jerry Hammes, age 81, has served as a Director of Skyline since 1986. Mr. Hammes is President of Romy Hammes, Inc., a bank holding company and real estate investment company, in South Bend, Indiana, and Chairman of Peoples Bank of Kankakee County, a bank located in Bourbonnais, Illinois. Mr. Hammes has been associated with various businesses and not-for-profit organizations since 1955. In the financial services industry, he has served as chairman of the audit committee beginning with a de novo savings and loan in 1956 and continuing with five bank holding companies and seven banks. The Board benefits from his experience in the financial services industry.

William H. Lawson, age 76, has served as a Director of Skyline since 1973. Mr. Lawson was formerly part of Skyline’s management before becoming the Chief Executive Officer of Franklin Electric Co., Inc. He brings his business experience and historical perspective of the manufactured housing and recreational vehicle industries to his Board participation.

David T. Link, age 76, has served as a Director of Skyline since 1994. In addition, he currently serves as Chaplin for prisons in Northern Indiana and is the retired Deputy Director of Religion and Community Activities, Indiana Department of Corrections. He is Dean Emeritus of the Notre Dame Law School, University of Notre Dame, and President Emeritus,

University of Notre Dame Australia. Mr. Link is also the retired President and CEO of International Centre for Healing and the Law located in Kalamazoo, Michigan. The Board benefits from Mr. Link’s background in law, accounting and ethics.

Andrew J. McKenna, age 83, has served as a Director of Skyline since 1971. In addition, he is the Chairman of Schwarz Supply Source, a national printer, converter and distributor of packaging and promotional materials. Mr. McKenna is also a past director of Aon Corporation and is currently the Non-Executive Chairman of McDonald’s Corporation. Mr. McKenna has the experience as the Chief Executive Officer of a large complex international supplier of paper-based goods. His skills include knowledge of strategy and business development, finance, corporate governance, risk assessment and leadership development. He brings this extensive experience with other publicly-traded corporations to his Board participation.

Bruce G. Page, age 63, has served as President and Chief Executive Officer of Skyline since September 2012. Mr. Page has been employed by Skyline since 1969. During his time with Skyline, Mr. Page has served as Director of Operations, Vice President-Operations, and more recently as Vice President-Chief Operating Officer. Mr. Page has substantial knowledge of the manufactured housing and recreational vehicle industries, and he has profound institutional knowledge of Skyline, all of which he will bring to his Board participation.

Samuel S. Thompson, age 64, has served as a Director of Skyline since April 2013. Prior to joining the Board, Mr. Thompson practiced law for thirty-eight years, and was a partner with Barnes & Thornburg LLP until December 2012. From 1991 until his retirement, Mr. Thompson served as Skyline’s counsel, which provides him with strong institutional knowledge of Skyline. Mr. Thompson brings this institutional knowledge and his legal experience to his Board participation.

CORPORATE GOVERNANCE

Skyline believes good governance starts with a Board whose independence ensures candid and constructive engagement with management about all aspects of Skyline’s business. Skyline’s Director nomination process seeks persons with the initiative, time, skills and experience to be effective contributors.

Skyline’s governance processes address matters relating to Board operations that are fundamental to shareholder interests. The independent Directors meet regularly without management present to evaluate Skyline’s results, plans and challenges, as well as management’s performance and the strength and development of Skyline’s Named Executive Officers. Between June 1, 2012 and May 31, 2013, the Board met five times. All the Directors of the Board were present at these meetings. Skyline’s independent Directors also met in executive session two times. Directors are expected, although not required, to attend Skyline’s Annual Shareholders’ Meeting, and all Board meetings and meetings of the Committees of the Board on which they serve. In 2012, all of the Directors attended the Annual Meeting of the Shareholders.

The Board is actively engaged in overseeing and reviewing Skyline’s strategic direction and objectives, taking into account (among other considerations) Skyline’s risk profile and exposures. The Board conducts an annual in-depth review of the business, which includes consideration of strategic, operational, competitive, financial, compliance and other risk exposures. Skyline currently separates the Chairman and CEO functions, with each position held by a different individual. Skyline has at times operated with a combined Chairman and CEO functions and at other times Skyline has separated those positions. The Board considers the current constituency of management in evaluating whether a combined role is efficient and effective. At the present time, it is the assessment of the Board that separating these positions allows the CEO to focus on the Company’s business, while the Chairman can focus on corporate governance matters, as well as leadership development and succession planning. Mr. McKenna serves as the lead, independent director on the Board, and his considerable experience with other publicly-traded companies provides him with an excellent background to define the function and structure of the independent directors. The primary focus of the independent directors continues to be an independent assessment of the performance of the Corporation, along with a continuous discussion regarding succession planning. The Board interacts extensively with management in a continuous monitoring of risk factors, both internal and external, that are involved with this particular business and corporation. The independence of the Board, the extensive experience of the Board of Directors, and the sophistication of the individuals participating on the Board provide a high level of ability to address risk at all levels.

Although the Board as a whole has responsibility for risk oversight, three standing committees also oversee Skyline’s risk profile and exposures relating to matters within the scope of each committee’s authority and reports to the Board about their deliberations. The committees are the Audit Committee, Compensation Committee, and the Nominating and Governance Committee. The Audit Committee considers audit, accounting and compliance risk, and it receives reports from its outside auditors, internal audit staff, and the Chief Financial Officer, among others. The Audit Committee is also responsible for the review of Skyline’s major risk exposures (whether financial, operational or otherwise), and the steps management has taken to monitor and control such exposures, and for evaluating management’s process to assess and manage Skyline’s enterprise risk issues. The Compensation Committee considers the level of risk implied by Skyline’s compensation programs, including incentive compensation programs in which the CEO and other employees participate. The Nominating and Governance Committee monitors potential risks to the effectiveness of the Board, notably Director succession and the composition of the

Board, and the principal policies that guide Skyline’s governance. Each of the committees operates under a written charter to promote clarity in their responsibilities and accountability among their members. These committees work in a coordinated way to address recurring matters and respond to unanticipated events, and they are discussed in greater detail below.

In addition, in compliance with the wishes of a majority of the shareholders, shareholders will again have the opportunity to participate in a nonbinding advisory vote on the compensation of the Named Executive Officers.

Committees

Information about Committee meetings is as follows:

The Audit Committee consisted of Messrs. Hammes, Firth, Lawson, Link, and Thompson. It met five times as a committee during the fiscal year ended May 31, 2013. Every member of the Audit Committee was present at all the meetings, except one committee member missed one Committee meeting and Mr. Thompson attended the only Committee meeting held after his appointment in April 2013. The Committee meets with the accounting firm which conducts the annual audit of Skyline’s financial statements, reviews auditors’ recommendations, reviews the independence of Skyline’s auditors and considers the range of audit and non-audit fees. It also meets with the internal audit staff and Chief Financial Officer, reviews the scope and adequacy of Skyline’s internal auditing program and reports its findings to the Board with any recommendations it considers appropriate. Skyline’s Board has adopted a written charter for the Audit Committee which is posted to Skyline’s website at www.skylinecorp.com and available in paper form upon request to Skyline’s Secretary. The members of the Audit Committee are all “independent” as defined in the applicable listing standards. Messrs. Hammes, Firth, Lawson and Link are all “Audit Committee Financial Experts.”

The Nominating and Governance Committee consisted of Messrs. McKenna, Firth, Hammes, Lawson, Link and Thompson, all of whom are independent. It met twice during the last fiscal year. Every member of the Nominating and Governance Committee was present at both meetings, except Mr. Thompson, who did not attend either of the meetings because they occurred prior to his appointment to the Committee. The Nominating and Governance Committee identifies individuals qualified to become members of the Board, and recommends that the Board nominates such individuals for election to the Board at the next Annual Meeting of Shareholders. This Committee also develops and reviews Skyline’s corporate governance guidelines and makes recommendations to the Board regarding the guidelines. The Committee believes that candidates for directors should meet certain minimum qualifications including being of the highest ethical character and sharing the values of Skyline as reflected in Skyline’s Code of Business Conduct and Ethics, having reputations both personal and professional consistent with the image and reputation of Skyline, and being highly accomplished in their respective fields with superior credentials and recognition and having relevant experience and expertise. In selecting candidates, the Nominating and Governance Committee and Board take diversity into account, seeking to ensure a representation of varied perspectives and experience, although Skyline’s nomination policy does not prescribe specific standards for diversity. The Committee retains the right to modify these qualifications. Shareholders may provide the Committee information on director candidates for consideration by the Committee by writing a letter to Martin R. Fransted, Secretary, at Skyline’s principal executive office at 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46515 containing the respective candidate’s name, qualifications, relevant experience, all information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, and such candidate’s consent to serve as director. These letters must also identify the author as a shareholder of Skyline, and clearly state that the intended recipients are all members of the Nominating and Governance Committee. All such communications received by the Secretary will be delivered to members of the Nominating and Governance Committee. In general, persons recommended by shareholders will be considered on the same basis as candidates from other forums. The Committee retains absolute discretion and independence in determining whether to recommend a candidate. Skyline has a written charter for the Nominating and Governance Committee which is posted to Skyline’s website at www.skylinecorp.com and available in paper form upon request to Skyline’s Secretary.

The Compensation Committee consisted of Messrs. Lawson, Firth, Hammes, Link, McKenna and Thompson. It met twice during the last fiscal year. Every member of the Compensation Committee was present at both meetings, except Mr. Thompson, who did not attend either of the meetings because they occurred prior to his appointment to the Committee. The functions of the Compensation Committee are to discharge the Board’s responsibilities relating to compensation of Skyline’s executives, review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation and to make recommendations to the Board regarding incentive compensation plans, equity based plans and to undertake any similar functions. Neither the Compensation Committee nor the management of Skyline engaged the services of a compensation consultant to provide advice or recommendations on the amount or form of executive and director compensation during the fiscal year ended May 31, 2013. Skyline has a written charter for the Compensation Committee which is posted to Skyline’s website at www.skylinecorp.com and available in paper form upon request to Skyline’s Secretary. The members of the Compensation Committee are all independent as defined in the applicable listing standards.

Report of the Audit Committee

The Audit Committee of Skyline’s Board of Directors has reviewed and discussed Skyline’s audited financial statements with management; has discussed with Skyline’s independent registered public accounting firm Crowe Horwath LLP the matters required to be discussed by Codification of Statements on Auditing Standards, AU §380, Statement on Auditing Standards No. 61; has received from the auditors disclosures regarding the auditors’ independence as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the auditors the auditors’ independence; and has, based on the review and discussions noted above, recommended to Skyline’s Board of Directors that the audited financial statements be included in Skyline’s Annual Report on Form 10-K for the fiscal year ended May 31, 2013 for filing with the Securities and Exchange Commission. Skyline’s Board of Directors has adopted a formal charter for the Audit Committee setting forth its responsibilities. A current copy of the Audit Committee Charter is available on Skyline’s website at www.skylinecorp.com and available in paper form upon request to Skyline’s Secretary.

Jerry Hammes, Chairman

John C. Firth

William H. Lawson

David T. Link

Samuel S. Thompson

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Skyline’s annual financial statements for the last two fiscal years ended May 31, 2012 and May 31, 2013 and the reviews of the financial statements included in Skyline’s Forms 10-Q and all services that are normally provided by the accountants, Crowe Horwath LLP, in connection with statutory and regulatory filings or engagements for those fiscal years were $189,000 for each of the fiscal years ended May 31, 2012 and May 31, 2013.

Audit-Related Fees

The aggregate fees billed by Crowe Horwath LLP for professional services during the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of Skyline’s financial statements, other than those reported as Audit Fees, were $24,000 for the fiscal year ended May 31, 2012 and $27,000 for the fiscal year ended May 31, 2013.

Tax Fees

The aggregate fees billed by Crowe Horwath LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $31,000 for each of the fiscal years ended May 31, 2012 and May 31, 2013. The services were the review, assistance and preparation and signing of Skyline’s consolidated Federal and State income tax return.

All Other Fees

The aggregate fees billed Skyline for services by Crowe Horwath LLP, other than for services addressed under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were $0 for the fiscal years ended May 31, 2012 and 2013.

Pursuant to the Audit Committee’s preapproval policies and procedures under 17 CFR 210.2-01(c)(7)(i)(C), all audit engagements received explicit approval by the Audit Committee after the Audit Committee received an adequate description of the proposed engagement.

The percentage of the services addressed under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were preapproved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i) is 100%.

Code of Business Conduct and Ethics

Skyline has Codes of Business Conduct and Ethics which apply to all employees, officers and directors. The ethics policy is posted to Skyline’s website at www.skylinecorp.com and is available in paper form upon request to the Skyline Secretary.

New York Stock Exchange Corporate Governance Listing Standards

On September 24, 2012, the Annual Written Affirmation provided for in Section 303A.12 of the New York Stock Exchange Listing Company Manual was filed by Skyline’s Chief Executive Officer with the New York Stock Exchange. The foregoing certification was unqualified.

On June 26, 2013, Skyline’s Chief Executive Officer filed an Interim Written Affirmation pursuant to Section 303A.12 of the New York Stock Exchange Listing Company Manual was filed by Skyline’s Chief Executive Officer with the New York Stock Exchange. The foregoing certification was unqualified.

SECURITY OWNERSHIP OF MANAGEMENT

The beneficial ownership of Skyline Common Stock by Director nominees, current Directors and Named Executive Officers is as follows:

Name, and Title	Shares of Skyline Common Stock Beneficially Owned at July 8, 2013 Directly or Indirectly		Percent of Class(2)
ARTHUR J. DECIO Director Nominee and Current Director	1,477,784	(1)	17.6%

JERRY HAMMES Director Nominee and Current Director	13,000

ANDREW J. MCKENNA Director Nominee and Current Director	12,300

WILLIAM H. LAWSON Director Nominee and Current Director	3,000

DAVID T. LINK Director Nominee and Current Director	600

JOHN C. FIRTH Director Nominee and Current Director	500

SAMUEL S. THOMPSON Director Nominee and Current Director	200

THOMAS G. DERANEK Former Director, Chairman of the Board and Chief Executive Officer	0

TERENCE M. DECIO Vice President, Marketing and Sales	30,080

BRUCE G. PAGE Director Nominee, President and Chief Executive Officer	0

JON S. PILARSKI Vice President, Finance and Treasurer, Chief Financial Officer	0

ALL DIRECTOR NOMINEES, CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	1,537,464		18.3%

(1)	Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.
(2)	Less than one percent unless otherwise indicated.

CERTAIN OTHER BENEFICIAL OWNERS

The following persons, entities or “group” as indicated are known to Skyline to own beneficially at least five percent (5%) of Skyline’s Common Stock.

Name and Address of Beneficial Owner	Shares of Skyline Common Stock Beneficially Owned at July 8, 2013		Percent of Class
Arthur J. Decio Skyline Corporation 2520 By-Pass Road Elkhart, IN 46514	1,477,784	(1)	17.6%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	1,292,502		15.4%

GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	996,176		11.9%

DePrince, Race and Zollo, Inc. 250 Park Avenue South, Suite 250 Winter Park, FL 32789	477,337		5.7%

(1)	Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Skyline is aware of one Securities and Exchange Commission Form 3, Initial Statement of Beneficial Ownership of Securities, which was not timely filed as required by Section 16(a) of the Securities Exchange Act of 1934. A Form 3 for Samuel S. Thompson was not filed within 10 days of his appointment to the Board. Mr. Thompson did file the required Form 3 with the Securities and Exchange Commission on June 27, 2013. Skyline is not aware of any other transactions in Skyline securities that were not timely reported as required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended May 31, 2013.

EXECUTIVE COMPENSATION

Summary Compensation

Table for fiscal years ended May 31, 2012 and 2013

The following table provides information about all compensation awarded to, earned by or paid to the Chief Executive Officer and the two most highly compensated executive officers whose total compensation for the fiscal year ended May 31, 2013 exceeded $100,000 (these three individuals are referred to as the “Named Executive Officers”) during the fiscal years ended May 31, 2012 and May 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)*	Total ($)
Bruce G. Page**** President and Chief Executive Officer	2013 2012	286,000 260,000	— —	— —	286,000 260,000
Terrence M. Decio*** Vice President, Marketing and Sales	2013 2012	240,000 266,000	— —	— —	240,000 266,000
Jon S. Pilarski Vice President, Finance and Treasurer, Chief Financial Officer	2013 2012	225,000 225,000	— —	— —	225,000 225,000
Thomas G. Deranek** Chairman and Chief Executive Officer	2013 2012	168,000 276,000	— —	— —	168,000 276,000

*	Other compensation represents a vested contribution to the Skyline 401(k) plan described below. There were no contributions made for the fiscal years ended May 31, 2012 and May 31, 2013.
**	Mr. Deranek served as Chairman and Chief Executive Officer until his retirement from those positions on September 24, 2012.
***	Terrence M. Decio is the son of Arthur J. Decio.
****

Mr. Page was Vice President and Chief Operating Officer until Mr. Deranek’s retirement on September 24, 2012, at which time Mr. Page was designated by the Board as President and Chief Executive Officer.

Defined Contribution Profit Sharing Plans and 401(k) Plan

Through May 31, 2012, Skyline had two defined contribution profit sharing plans, one for hourly and one for salaried workers, including the Named Executive Officers, which provided benefits on death, disability or retirement for substantially all eligible employees.

Employees became eligible as of the June 1 or December 1 immediately following completion of six months of employment. The amount (if any) Skyline contributed under the plans each year was discretionary, subject to the maximum amount allowed by the Internal Revenue Code.

Upon retirement, death or permanent total disability, a participant, including a Named Executive Officer, became entitled to receive all amounts (including contributions and investment earnings which were allocated annually in proportion to participant account balances) credited to his or her account under the plan. In case of termination of employment by resignation or discharge, the participant became entitled to a percentage of the amount credited to his or her account, ranging from 0% after one year of employment to 100% after six or more years.

Effective June 1, 2012, the assets of the hourly and salaried profit sharing plans merged into Skyline’s existing 401(k) Plan. Effective on such date, the two profit sharing plans no longer continued as separate plans, but instead have been integrated into the 401(k) Plan.

The eligibility provisions of the 401(k) plan are the same as the prior profit sharing plans – hourly and salaried employees become eligible in the 401(k) Plan as of the June 1 or December 1 immediately following completion of six months of employment. Participants in the 401(k) plan have the ability to self direct investments pursuant to various investment choices permitted under the plan. Employee deferrals under the 401(k) plan are 100% vested. However, assets transferred from the profit sharing plans remain subject to the six year vesting schedule that was provided in such plans. Skyline in any year has the discretion to contribute employer contributions on a matching basis (based on participant 401(k) deferrals), or as a profit sharing contribution on the basis of compensation earned by participants. No employer contributions are required in any year. Any employer contributions are subject to the maximum amount permitted under the Internal Revenue Code.

Skyline reserves the right to modify, amend or terminate the 401(k) plan. In the event of termination of the 401(k) plan, the 401(k) plan trustee must pay all benefits under the plan to participants or their beneficiaries in accordance with Plan provisions and IRS and ERISA requirements.

Retirement Benefits for fiscal year ended May 31, 2013

Skyline has entered into arrangements with certain employees, including Named Executive Officers, which provide for Skyline to pay benefits to the employees’ estates in the event of death during active employment or to pay retirement benefits over 10 years beginning at the date of retirement. Skyline also purchased life insurance contracts on the covered employees. The cash surrender value of the insurance contracts are recorded as a long-term other asset and the net present value of the maximum potential benefit is recorded as a liability on Skyline’s financial statements.

The following table provides information on each plan that provides for payments or other benefits in connection with a Named Executive Officer’s retirement, excluding tax-qualified and non-qualified defined contribution plans.

Executive Retirement Benefit Table

Named Executive Officer	Plan Name	Vesting Age	Annual Retirement Amount ($)	Annual Beneficiary Amount ($)	Maximum Potential Remaining Balance ($)	Present Value of Accumulated Benefit ($)
Thomas G. Deranek*	Supplemental Retirement Benefits	60	75,000	75,000	750,000	618,000
Terrence M. Decio	Supplemental Retirement Benefits	60	75,000	75,000	750,000	618,000
Bruce G. Page*	Supplemental Retirement Benefits	65	60,000	40,000	600,000	468,000
Jon S. Pilarski	Supplemental Retirement Benefits	62	60,000	40,000	600,000	308,000

*	Mr. Deranek retired from his positions as Chairman and Chief Executive Officer on September 24, 2013. Mr. Page was designated by the Board as President and Chief Executive Officer on that same date.

Compensation of Directors

Directors who are not employees of Skyline receive an annual fee of $20,000 payable in quarterly installments and receive $1,000 for each Board or Committee meeting attended, except the lead director receives an annual fee of $30,000. The Chairman of the Audit Committee receives $4,000 annually and the remaining members of the Audit Committee receive $3,000 annually, payable in quarterly installments. Chairmen of the other Committees who are not employees of Skyline receive an additional $3,000 annually, and Committee members of the other Committees who are not employees of Skyline receive an additional $2,000 annually, payable in quarterly installments.

Director Compensation

for the fiscal year ended May 31, 2013

The following table summarizes payments made to directors for the fiscal year ended May 31, 2013.

Name	Total Fees Earned or Paid in Cash ($)

Arthur J. Decio	$ 0

John C. Firth	$41,000

Jerry Hammes	$42,000

William H. Lawson	$41,000

David T. Link	$41,000

Andrew J. McKenna	$44,000

Samuel S. Thompson	$7,000

Directors who previously served as executive officers for Skyline are eligible to receive supplemental retirement benefits as indicated below.

Named Director	Plan Name	Vesting Age	Annual Retirement Amount ($)	Annual Beneficiary Amount ($)	Maximum Potential Remaining Balance ($)	Present Value of Accumulated Benefit ($)

Arthur J. Decio*	Supplemental Retirement Benefits	60	100,000	100,000	300,000	279,000

*

In addition to the payments noted above, in the event of the death of Arthur J. Decio, Skyline has agreed to pay his survivor(s) the sum of $2,700,000, which at statutory income tax rates would result in after tax cost to the Corporation of approximately $2,700,000. Skyline is the owner and beneficiary of policies insuring Arthur J. Decio’s life in the amount of $1,600,000.

Transactions with Management

Skyline did not participate in any transaction with a “related person” as defined by 17 CFR §229.404 during the fiscal years ended May 31, 2012 or May 31, 2013 in which the amount involved exceeded the lesser of $120,000 or one percent (1%) of the average of Skyline’s total assets as of the end of Skyline’s fiscal years ending May 31, 2012 and May 31, 2013.

Risk and Executive Compensation

It is the judgment of the Board that Skyline’s compensation policies and practices are unlikely to have a material adverse effect to Skyline. This conclusion was based in part upon the fact Skyline does not currently use non-cash compensation or any formulaic program at levels that commits Skyline to compensation levels that may be inconsistent with the long-term performance of Skyline.

DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS

The Board of Directors has affirmatively determined that each of the six non-management Directors, Andrew J. McKenna, Jerry Hammes, William H. Lawson, David T. Link, John C. Firth, and Samuel S. Thompson is an independent Director and therefore, that a majority of Skyline’s Board of Directors is currently independent as so defined. Each of the aforementioned persons would also qualify as an independent Nominee for Director. For this purpose, Skyline’s Board adopted the following categorical standards based in part on the New York Stock Exchange Corporate Governance Listing Standards approved by the SEC on November 4, 2003, as amended, and additional categories considered appropriate by the Board:

1.

No Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with Skyline or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Skyline or its subsidiaries);

2.

A Director who is an employee, or whose immediate family member is an executive officer of Skyline or any of its subsidiaries, is not independent until three (3) years after the end of such employment relationship;

3.

A Director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from Skyline or any of its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three (3) years after he or she ceases to receive more than $120,000 per year in such compensation;

4.

A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of Skyline or any of its subsidiaries, is not “independent” until three (3) years after the end of the affiliation or the employment or auditing relationship;

5.

A Director who is employed, or whose immediate family member is employed, as an executive officer of another company when any of Skyline or any of its subsidiaries’ present executives serve on that other company’s compensation committee is not “independent” until three (3) years after the end of such service or the employment relationship;

6.

A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payment from, Skyline or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, is not “independent” until three (3) years after falling below such threshold;

7.

The Board has determined that there are no relationships between Skyline and the Directors classified as independent other than service on Skyline’s Board of Directors and compensation paid to such Directors.

The foregoing independence determination of the Board of Directors also included the conclusions that:

1.

Each of the members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee listed above is respectively independent under the standards listed above for purposes of membership on each of these committees; and

2.	Each of the members of the Audit Committee also meets the additional independence requirements under SEC. Rule 10A-3(b).

Mr. McKenna is currently serving as the “lead” independent Director for purposes of scheduling and setting the agenda for executive sessions of the independent Directors. It is presently contemplated that there will be regular executive sessions during the fiscal year ending May 31, 2014 in conjunction with regularly scheduled Board meetings, in addition to the separate meetings of the key standing committees of the Board of Directors. There were two executive sessions of the independent directors in the fiscal year ended May 31, 2013. All shareholders and interested parties may communicate directly with the independent Directors by sending an e-mail to board@skylinecorp.com.

The Board of Directors has adopted a statement of governance principles that is available on Skyline’s website at www.skylinecorp.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP as Skyline’s independent auditor for the fiscal year ending May 31, 2014. Crowe Horwath LLP has been the Company’s independent auditor since 2005, and is considered by management to be well qualified. The Board and the Audit Committee recommend that shareholders ratify the appointment of Crowe Horwath LLP as Skyline’s independent auditor for Skyline’s fiscal year 2014. Although not required to do so, Skyline believes that it is appropriate to request that shareholders ratify this appointment. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. Representatives of Crowe Horwath LLP will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to questions.

COMMUNICATIONS WITH DIRECTORS

Skyline provides for a procedure for shareholders and other interested parties to communicate with the Board. Communications may be sent to the attention of all Board Members or Committees in care of board@skylinecorp.com or to the independent directors only at board@skylinecorp.com.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at Skyline’s principal executive offices not later than the close of business on April 15, 2014. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission Rules permit management to vote proxies in its discretion if (a) Skyline received notice of the proposal before the close of business on June 30, 2014 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matters, or (b) does not receive notice of the proposal prior to the close of business on June 30, 2014.

Notice of intention to present proposals at the 2014 Annual Meeting should be addressed to:

Jon S. Pilarski

Vice President, Finance and Treasurer,

Chief Financial Officer

Skyline Corporation

2520 By-Pass Road

Elkhart, Indiana 46514

Skyline reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

MISCELLANEOUS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the annual meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxies named in the enclosed proxy to take such action as shall be in accordance with their best judgment.

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be paid by Skyline. Skyline expects to pay approximately $7,000 to Georgeson, Inc. as compensation for the solicitation of proxies, and may reimburse brokers and others for their expense for sending proxy material to principals for the purpose of obtaining signed proxies. In addition, solicitation may be by mail, telephone, fax and personal interview by regularly engaged officers of Skyline who will not be additionally compensated therefor.

Shareholders are respectfully requested to date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required if mailed in the United States.

By Order of the

Board of Directors

Martin R. Fransted

Corporate Controller and Secretary

IMPORTANT:  Please mark, sign, date and promptly return this proxy using the enclosed envelope.

PROXY

SKYLINE CORPORATION

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jon S. Pilarski and Martin R. Fransted as proxies, each with the power to appoint a substitute, and hereby authorizes them, or either of them, to appear and to vote as designated below, all the shares of common stock held of record by the undersigned on July 26, 2013, at the Annual Meeting of Shareholders of Skyline Corporation, to be held at the Garden Ballroom, in the Hilton Garden Inn, 3401 Plaza Court, Elkhart, Indiana, 46514 on Monday, September 23, 2013, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof.

1.	ELECTION OF DIRECTORS

NOMINEES: Arthur J. Decio, John C. Firth, Jerry Hammes, William H. Lawson, David T. Link, Andrew J. McKenna, Bruce G. Page, and Samuel S. Thompson

Mark Only One Box:

☐	FOR all nominees listed above; except vote withheld with respect to nominee/s listed below (if any).	☐	WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2.	ADVISORY VOTE TO RATIFY APPOINTMENT OF CROWE HORWATH LLP AS INDEPENDENT AUDITOR

The ratification of Crowe Horwath LLP as Skyline’s Independent Auditor for the fiscal year ending May 31, 2014.

Mark Only One Box:

☐	FOR ratifying the appointment of Crowe Horwath LLP as Skyline’s Independent Auditor for fiscal year 2014.	☐	AGAINST ratifying the appointment of Crowe Horwath LLP as Skyline’s Independent Auditor for fiscal year 2014.

		☐	ABSTAIN from ratifying the appointment of Crowe Horwath LLP as Skyline’s Independent Auditor for fiscal year 2014.

3.	ADVISORY VOTE ON COMPENSATION ON EXECUTIVE COMPENSATION

RESOLVED, the shareholders approve the compensation awarded to Skyline’s Named Executive Officers for fiscal year 2013 as disclosed in the Executive Compensation discussion included in the Proxy Statement.

Mark Only One Box:

☐	FOR approval of the above resolution on the compensation of Named Executive Officers for fiscal year 2013.	☐	AGAINST approving the above resolution on the compensation of Named Executive Officers for fiscal year 2013.

		☐	ABSTAIN from approving or disapproving the above resolution on the compensation of Named Executive Officers for fiscal year 2013.

4.	At his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on other side)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR: (1) THE NOMINEES FOR DIRECTORS; (2) THE RATIFICATION OF CROWE HORWATH LLP AS SKYLINE’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2014; (3) APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2013; AND (4) AT THE DISCRETION OF THE APPOINTED PROXY ON ALL OTHER BUSINESS PROPERLY BEFORE THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 23, 2013. Skyline’s Annual Report to Shareholders, Proxy Statement, and Proxy are available on the Internet at www.skylinecorp.com.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith, both of which are dated August 13, 2013.

Dated: August 13, 2013

Please Print:

Name	Signature

Name	Signature

Address

Date
Address

City, State, Zip Code

Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.